UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2013 (February 18, 2013)

Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3776 South High Street, Columbus, Ohio		43207
(Address of principal executive offices)		(Zip Code)

(614) 491-2225

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective February 15, 2013, Bob Evans Farms, Inc. (“Company”) completed the sale of its Mimi’s Café restaurant chain to SWH Mimi’s Café Holding Company, Inc., a subsidiary of Le Duff America, Inc. (“Buyer”). The purchase price for the transaction was $50.0 million, consisting of $20.0 million in cash and a promissory note for $30.0 million.

Mimi’s Cafe, LLC (“Seller”), a subsidiary of the Company, sold all of the membership interests of SWH Mimi’s Café, LLC, to Buyer. As part of the agreement, Buyer hired most, if not all, of the Mimi’s Café employees. Seller has agreed to assume certain of the post-closing liabilities of SWH Mimi’s Café, LLC.

The promissory note (“Note”) to Seller has a principal balance of $30.0 million, an annual interest rate of 1.5%, and a term of seven years. The Note is payable at maturity. Partial pre-payments are required prior to maturity if SWH Mimi’s Café LLC reaches certain levels of EBITDA during specified periods, or upon a sale or liquidation. Buyer has covenanted to provide SWH Mimi’s Café, LLC with funding of at least $10.0 million through the initial 18-months after closing. To the extent of such capital actually funded by Buyer has not been repaid to Buyer, Seller has agreed to subordinate its right to repayment until Buyer has first received a repayment of its funding. Seller has also agreed to subordinate the Note to third party lenders. SWH Mimi’s Café LLC has guaranteed the payment of the Note by Buyer.

As part of the transaction, BEF Management, Inc., a subsidiary of the Company, entered into a transition services agreement with SWH Mimi’s Café, LLC to provide certain transition services for a period of up to one year. Also as part of the transaction, BEF Foods, Inc., a subsidiary of the Company, entered into a manufacturing and supply agreement to provide SWH Mimi’s Café, LLC with soups, dressings and other products. Buyer will to continue operate and manage SWH Mimi’s Café, LLC out of its current Irvine, California office.

The sale of Mimi’s Café restaurant chain is a significant part of the strategic plan for Mimi’s Café that the Company announced in November 2012. The Company undertook a careful and diligent process to find a buyer for Mimi’s Café. As the Company executed on this plan through the sale process and involving deliberations with various strategic and financial parties, the terms provided by Buyer were superior.

The descriptions above of the definitive agreement and Note are only a summary of the material terms and are qualified in their entirety by reference to the full text of the definitive agreement and attached draft form of the Note which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of business acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions. Not Applicable.

(d)	Exhibits.

10.1	Membership Purchase Agreement between Mimi’s Cafe, LLC and Le Duff America, Inc. dated January 28, 2013 and Form of Promissory Note. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 29, 2013 (File No. 0-01667)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.

Date: February 18, 2013	By:	/s/ Kevin C. O’Neil
Vice President, Assoc. General Counsel and Asst. Secretary

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